PROMISSORY NOTE

U.S. $9,900,000.00 **Dated as of December 2, 2021**

FOR VALUE RECEIVED, the undersigned, **WOLFE LAKE HQ, LLC**, a Minnesota limited liability company (the "Borrower"), promises to pay to the order of **BRIDGEWATER BANK**, a Minnesota state banking corporation (the "Lender"), the principal sum of Nine Million Nine Hundred Thousand and No/100ths Dollars ($9,900,000.00) on or before December 2, 2031, or such earlier date as this promissory note (this "Note") may be declared due and payable by the Lender pursuant to the terms hereof and the terms of the Loan Agreement (the "Maturity Date"), together with interest on the principal amount thereof outstanding from time to time at the rate or rates described below, and any and all other amounts which may be due and payable hereunder or under any of the Loan Documents (as hereinafter defined) from time to time. This Note is made pursuant to the terms and conditions set forth in that certain Loan Agreement dated of even date herewith by and between the Borrower and the Lender (as amended, modified, supplemented or restated from time to time being the "Loan Agreement"). The amount disbursed by the Lender to the Borrower, repayment of which is evidenced by this Note, is referred to as the "Loan". All capitalized terms used and not expressly defined herein shall have the meanings given to such terms in the Loan Agreement.

Interest Rate.

(a) Interest Rate. The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at a per annum rate of interest (the "Interest Rate") of 3.65%.

(b) Interest After Default. Upon the occurrence of an Event of Default, including failure to pay upon the Maturity Date, the interest rate on this Note shall be increased by adding an additional 4.000 percentage point margin over the interest rate that would otherwise be in effect hereunder (such increased rate of interest being, the "Default Rate"). However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

Payment Terms.

(a) Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows (each such date when a payment is due and payable, a "Payment Date"):

(i) On the first day of each month, commencing January 1, 2022 and continuing until the Maturity Date, the Borrower shall make payments of principal and interest, each in the amount of $50,870.43; and

(iii) The Loan shall be due and payable, and the Borrower hereby promises to pay the outstanding principal amount of the Loan to the Lender,

U.S. $9,900,000.00 **Dated as of December 2, 2021**

together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on the Maturity Date.

(b) Method of Payments. Both principal and interest are payable in lawful money of the United States of America to the Lender at 4450 Excelsior Blvd., Suite 100, St. Louis Park, MN 55435 (or other location specified by the Lender) in immediately available funds. By its execution of this Note, the Borrower authorizes the Lender to charge from time to time against any of the Borrower's depository accounts maintained with the Lender any such payments when due and the Lender will use its reasonable efforts to notify the Borrower of such charges.

Interest Calculation Method. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Prepayment; Minimum Interest Charge. The Borrower may voluntarily prepay the loan evidenced by this Note in whole or in part at any time; provided, however, that any such prepayment shall be accompanied by a prepayment premium in immediately available funds (the "Prepayment Premium") equal to: (1) 3% of the amount prepaid if such event occurs during the first Loan Year (2) 2% of the amount prepaid if such event occurs during the second Loan Year; and (3) 1% of the amount prepaid if such event occurs during the third, fourth, fifth or sixth Loan Year; provided however, that no such Prepayment Premium shall apply to any prepayment made with proceeds of the sale of the Project (as defined in the Loan Agreement) to an unrelated third party. For purposes of this Note, the term "Loan Year" shall mean the 12-month period commencing on the date of this Note (or the anniversary date thereof in any subsequent year) and ending on the day preceding the immediately following anniversary date of this Note (i.e., the first Loan Year shall end on December 1, 2022 and the second Loan Year shall commence on December 2, 2022). Early payments will not, unless agreed to by the Lender in writing, relieve the Borrower of the Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payment will reduce the principal balance due. The Borrower agrees not to send the Lender payments marked "paid in full", "without recourse", or similar language. If the Borrower sends such a payment, the Lender may accept it without losing any of the Lender's rights under this Note, and the Borrower will remain obligated to pay any further amount owed to the Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bridgewater Bank, 4450 Excelsior Blvd., Suite 100, St. Louis Park, MN 55435.

Late Charge. If a payment due hereunder is not made within seven days after the date when due, the Borrower shall pay to the Lender a late payment charge of 5% of the amount of the overdue

U.S. $9,900,000.00 **Dated as of December 2, 2021**

payment to compensate the Lender for a portion of the cost related to handling the overdue payment.

Loan Agreement. This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereof upon the terms and conditions therein specified; (ii) contains provisions for the mandatory prepayment hereof upon certain conditions; and (iii) contains provisions for the voluntary prepayment hereof, upon certain conditions.

Mortgage. This Note is secured by, among other things, that certain Combination Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated of even date herewith, executed by the Borrower, as mortgagor, for the benefit of the Lender, as mortgagee (as the same may be amended, modified, supplemented or replaced from time to time, "Mortgage").

Waiver of Presentment and Demand for Payment; Etc. The Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of the Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment thereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

Event of Default. Any Event of Default (as defined in the Loan Agreement) shall constitute an Event of Default under this Note. Upon the occurrence and during the continuance of an Event of Default, beyond any applicable cure period, in addition to any other rights or remedies the Lender may have at law or in equity or under the Loan Agreement or under any other Loan Document, the Lender may, at its option, without notice to the Borrower, declare immediately due and payable the entire unpaid principal sum hereof, together with all accrued and unpaid interest thereon plus any other sums owing at the time of such Event of Default pursuant to this Note, the Mortgage or any other Loan Document. The failure to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the holder of any payment hereunder which is less than the amount needed for payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time.

Expense Reimbursement. The Borrower agrees to reimburse the Lender upon demand for all

U.S. $9,900,000.00 **Dated as of December 2, 2021**

reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) in connection with the Lender's enforcement of the obligations of the Borrower hereunder or under the Mortgage or any other collateral document, whether or not suit is commenced including, without limitation, attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrower under this paragraph shall survive any termination of the Loan Agreement, this Note, the Mortgage, and any other Loan Document.

Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Lender, which consent may be withheld in the Lender's sole discretion. In connection with the actual or prospective sale by the Lender of any interest or participation in the loan obligation evidenced by this Note, the Borrower hereby authorizes the Lender to furnish any information concerning the Borrower or any of its affiliates, however acquired, to any person or entity.

Usury. The Borrower and the Lender agree that no payment of interest or other consideration made or agreed to be made by the Borrower to the Lender pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by the Lender to the Borrower, and the Borrower hereby agrees to accept such remittance. This provision shall control every other obligation of the Borrower and the Lender relating to this Note.

Business Purpose Loan. The Loan is a business loan. The Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. The Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS

U.S. $9,900,000.00 **Dated as of December 2, 2021**

PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

Waiver of Right to Jury Trial; Venue. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING FROM THIS NOTE. AT THE OPTION OF THE LENDER, THIS NOTE MAY BE ENFORCED IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR THE STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA. THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

[signature page follows]

U.S. $9,900,000.00

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed by its duly authorized officer in favor of BRIDGEWATER BANK and to be dated as of the date set forth above.

WOLFE LAKE HQ, LLC, a Minnesota limited liability company

By: ____________________

Name: Brian Ochocki

Its: Manager